UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 16, 2013 (August 13, 2013)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	000-54688	27-3306391
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor
New York, New York 10022

(Address, including zip code, of principal executive offices)

(212) 415-6500

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

 As previously disclosed, on June 24, 2013, at the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of American Realty Capital Healthcare Trust, Inc., a Maryland corporation (the “Company”), the stockholders of the Company approved an amendment to the Company’s then-existing Articles of Amendment and Restatement, as amended and supplemented from time to time (the “Charter”), to provide that at such time as (i) the Company’s common stock is approved for listing on a national securities exchange or trading in the over-the-counter market (a “Listing”) or (ii) a liquidity event (including a sale of all or substantially all the Company’s assets, a sale or merger of the Company, or other similar transaction) (other than a Listing) is consummated, without the necessity for approval or any other action by the Company’s Board of Directors (the “Board”) or any stockholder, the Charter will be as set forth in the form of Amended and Restated Charter (the “Springing Charter”) attached as Exhibit A to the Articles of Amendment and Restatement (as defined below). The Springing Charter, if and when it is in effect, would modify the Articles of Amendment and Restatement as follows:

•	Would delete the requirement under the NASAA Statement of Policy Regarding Real Estate Investment Trusts (the “NASAA REIT Guidelines”) that the Company’s stockholders meet certain suitability criteria.

•	Would delete the NASAA REIT Guidelines requirement that the Board be comprised of at least three directors. Under the Maryland General Corporation Law (the “MGCL”), the Board may be comprised of as few as one director. Also would remove the requirement that a majority of the Board consist of Independent Directors (as defined by the NASAA REIT Guidelines).

•	Would delete the NASAA REIT Guidelines requirements that (i) any director have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets the Company acquires, (ii) that at least one Independent Director have at least three years of relevant real estate experience and (iii) that at least one Independent Director have at least three years of relevant financial experience.

•	Would delete the NASAA REIT Guidelines requirement that certain specified matters be approved by the Company’s Independent Directors.

•	Would delete the provisions related to the appointment of, supervision of, and payment of enumerated fees to, an advisor, and related provisions.

•	Would delete the NASAA REIT Guidelines provisions limiting the Company’s investment objectives and restricting the Company from making certain investments, operating in a certain manner and incurring a certain level of debt.

•	Would delete the NASAA REIT Guidelines provisions restricting transactions between the Company and its advisor, its sponsor, any director, any officer or any of their affiliates unless certain approvals are obtained and certain determinations are made.

•	Would delete the NASAA REIT Guidelines restriction on distributions in kind.

•	Would delete the NASAA REIT Guidelines requirements that (a) an annual meeting of stockholders be held no less than 30 days after delivery of the Company’s annual report, (b) a director receive the affirmative vote of a majority of the shares present in order to be elected (the MGCL requires only a plurality of the votes cast) and (c) a special meeting of stockholders be called upon the request of the holders of at least 10% of the outstanding shares entitled to vote.

•	Would delete the NASAA REIT Guidelines restrictions on voting by directors and their affiliates.

•	Would delete the NASAA REIT Guidelines requirement related to the fiduciary obligations of our directors. The rules governing the fiduciary obligations of the directors of a Maryland corporation are well established under Maryland law.

•	Would delete the NASAA REIT Guidelines requirement related to non-compliant tender offers.

•	Would delete the NASAA REIT Guidelines requirement that the Company make all of its records available for inspection by any stockholder.

•	Would delete the NASAA REIT Guidelines requirement that the Company provide a copy of its stockholder list to any stockholder upon request.

•	Would delete the NASAA REIT Guidelines requirement that an annual report be provided to each stockholder within 120 days after the end of the fiscal year.

•	Would delete the NASAA REIT Guidelines restrictions on exculpation and indemnification of, and advance of expenses to, directors and officers.

•	Would delete the NASAA REIT Guidelines requirement that any merger, consolidation or transfer of all or substantially all of our assets be approved by the stockholders. Also would delete the NASAA REIT Guidelines restrictions on roll-up transactions.

On August 13, 2013, the Company filed Articles of Amendment and Restatement amending the Charter (the “Articles of Amendment and Restatement”) with the Maryland State Department of Assessments and Taxation, and the Articles of Amendment and Restatement became effective as of such date. The Articles of Amendment and Restatement amended the Charter as approved by the stockholders of the Company at the 2013 Annual Meeting and described above and also updated information with respect to the Company’s resident agent and principal office in the State of Maryland.

The foregoing summary is qualified in its entirety by reference to the full text of the Articles of Amendment and Restatement (including the form of Springing Charter attached thereto), a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of the Company, filed with the Maryland State Department of Assessments and Taxation on August 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

August 16, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and Chairman of the Board of Directors